Exhibit 99.1

Movano Health Announces Proposed Public Offering

Pleasanton, Calif., Jan. 26, 2023 –Movano Health (Nasdaq: MOVE), a purpose-driven healthcare solutions company at the intersection of medical and consumer devices and makers of the Evie Ring, today announced that it is proposing to sell shares of its common stock and warrants to purchase common stock in an underwritten public offering. All of the shares in the underwritten public offering are to be sold by Movano Inc. The Company intends to grant the underwriter a 30-day option to purchase up to an additional 15% of shares of common stock and/or warrants to purchase shares of common stock sold in the offering at the public offering price, less the underwriting discount. The warrants will not be listed on any securities exchange or other nationally recognized trading system. The final terms of the proposed offering will depend on market and other conditions, and there can be no assurance as to whether the offering may be completed, or as to the actual size and terms of the offering.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include funding product development and commercialization activities.

Newbridge Securities Corporation is acting as sole book-running manager for the offering.

The common stock and warrants to purchase common stock described above are being offered by Movano pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus supplement describing the terms of the offering will filed with the SEC. The offering will be made only by means of the prospectus supplement and the accompanying base prospectus, as may be further supplemented by any free writing prospectus and/or pricing supplement that the Company may file with the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement, and accompanying base prospectus relating to this offering, may be obtained from Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, email: syndicate@newbridgesecurities.com, telephone: (877) 447-9625.

About Movano Health

Founded in 2018, Movano Inc. (NASDAQ:MOVE) dba Movano Health is developing a suite of purpose-driven healthcare solutions to bring medical-grade, high-quality data to the forefront of consumer health devices. Featuring modern form factors, Movano Health's devices capture a comprehensive picture of a person's vital health information and uniquely translate the data into personalized and intelligent insights that empower consumers to live healthier and more balanced lives. Movano Health's end-to-end solutions will soon enable consumers, caretakers, and healthcare professionals to utilize daily medical-grade data as a tool to proactively monitor and manage their health.  For more information on Movano Health, visit https://movanohealth.com/.

Movano Health’s Evie Ring, which is specifically designed to address women’s health concerns, will be available for purchase in mid-2023. To stay up to date on Evie’s launch, visit https://eviering.com/.

Forward Looking Statements

This press release contains forward-looking statements regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially, including those risks disclosed in the section “Risk Factors” included in the preliminary prospectus supplement for the offering. Movano cautions readers not to place undue reliance on any forward-looking statements. Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.